Exhibit 10.23
EIGHTH AMENDMENT TO LEASE
THIS EIGHTH AMENDMENT TO LEASE (“Amendment”) made as of the 8th day of September, 2009, by and between 111 BARCLAY ASSOCIATES (“Landlord”), sole beneficiary under CHICAGO TITLE LAND TRUST COMPANY, as successor trustee to LASALLE BANK NATIONAL ASSOCIATION, as successor trustee (“Trustee”) to AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as Trustee under Trust Agreement (“Trust”) dated January 1, 1991 and known as Trust No. 113370-03 (“Landlord”) and BIOSANTE PHARMACEUTICALS, INC. (“Tenant”).
RECITALS:
WHEREAS, Landlord and Tenant entered into that certain Lease dated December 19, 2003, as amended by First Amendment to Lease dated February 26, 2004, as modified by Letter Amendment dated March 19, 2004, as amended by Second Amendment to Lease dated January 4, 2005, as amended by Third Amendment to Lease dated January 27, 2006, as amended by Fourth Amendment to Lease dated March 7, 2007, as amended by Fifth Amendment to Lease dated November 2, 2007, as amended by Sixth Amendment to Lease dated April 18, 2008, and as amended by Seventh Amendment to Lease dated November 17, 2008 (the original lease, as amended, the “Existing Lease”, and the Existing Lease as amended by this Amendment, the “Lease”) which Lease demised to Tenant a portion of the 2nd floor known as Suite 280 and Suite 220 (“Premises”) of the building known as 111 Barclay Boulevard, Lincolnshire, Illinois (“Building”); and
WHEREAS, Tenant desires to extend the Term of the Lease for the entire Premises and the Landlord and Tenant desire to amend the Existing Lease to modify the Existing Lease in certain other respects.
NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the Lease is hereby further amended as follows:
1. Recitals. The Recitals are true and correct in all material respects and are incorporated as if fully set forth herein.
2. Defined Terms. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Existing Lease.
3. Term. The Term of the Lease is hereby extended to April 30, 2012 on the same terms and conditions as set forth in the Lease, except as modified herein and unless sooner terminated pursuant to the terms of the Lease.
4. Rent. As of April 1, 2010 the Base Rent payable under the Lease shall be as follows:

	Annual	Monthly
Period	Base Rent	Installment
5/1/10-4/30/12	$171,000.00	$14,250.00

5. Work. Landlord shall, at Landlord’s expense, do the following work within the Premises: (a) replace the carpeting in Suite 280 with Building Standard carpeting (color to be selected by Tenant from Building Standard palette; (b) provide new vinyl base in Suite 280; (c) paint suite 280 in it’s entirety (d) paint around existing furniture in Suite 220 (furniture is not to be moved and existing carpeting is not to be removed). The work to be performed by Landlord shall commence as soon as Tenant and Landlord coordinate their schedules.
6. No Extended Term. Tenant’s option to extend the term of the Lease as provided in the Seventh Amendment to the Lease is hereby deleted in its entirety. The Tenant shall have no option to extend the Term of this Lease.
7. Real Estate Brokers. Tenant represents that it has dealt with, and only with, Van Vlissingen and Co., as broker in connection with this Amendment, and that, insofar as Tenant knows, no other broker negotiated this Amendment or is entitled to any commission in connection therewith. Tenant agrees to indemnify and hold Landlord harmless from all damages, liability and expense (including reasonable attorneys’ fees) arising from any claims or demands of any other broker or brokers or finders in connection with its participating with Tenant in the negotiating of this Amendment.
8. Lease in Full Force and Effect. Except for the provisions of this Amendment, all the terms, covenants and conditions of the Lease and all the rights and obligations of Landlord and Tenant thereunder, shall remain in full force and effect, and are not otherwise altered, amended, revised or changed.
9. Estoppel. Tenant and Landlord hereby each acknowledge that as of the date hereof, they have no claims arising under the Lease against the other party or its agents, or any one or more of the foregoing, and that neither knows of any default or failure on the part of the other party to keep or perform any covenant, condition or undertaking to be kept or performed by such other party under the Lease.

10. Exculpatory Provisions. It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of any Landlord while in form purporting to be the representations, warranties, covenants, undertakings, and agreements of such Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings, and agreements by such Landlord or for the purpose or with the intention of binding such Landlord personally, but are made and intended for the purpose only of subjecting such Landlord’s interest in the Building, the Land and the Premises to the terms of this Amendment and for no other purpose whatsoever, and in case of default hereunder by any Landlord (or default through, under, or by any of its agents or representatives), the Tenant shall look solely to the interests of such Landlord in the Building and Land; that neither Landlord nor Chicago Title Land Trust Company, as Trustee of Trust No 113370-03 shall have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained and no liability or duty shall rest upon any Landlord which is a land trust to sequester the trust estate or the rents, issues and profits arising therefrom, or the proceeds arising from any sale or other disposition thereof; that no personal liability or personal responsibility of any sort is assumed by, nor shall at any time be asserted or enforceable against, Chicago Title Land Trust Company, as Trustee under Trust No. 113370-03 or any beneficiaries under any land trust which may become the owner of the Building, on account of this Amendment or on account of any representation, warranty, covenant, undertaking or agreement of Landlord in this Amendment contained, either express or implied, all such personal liability, if any, being expressly waived and released by Tenant and by all persons claiming by, through, or under Tenant; and that this Amendment is executed and delivered by the undersigned Landlord not in its own right, but solely in the exercise of the powers conferred upon it as such Trustee.
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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the date first above written.

LANDLORD: 111 BARCLAY ASSOCIATES
By:	Van Vlissingen & Co., its authorized agent

By:	/s/ Charles R. Lamphere
Its: President

TENANT: BIOSANTE PHARMACEUTICALS, INC.
By:	/s/ Phillip B. Donenberg
Its: CFO, 9/8/09

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